Exhibit 99.1

For Immediate Release	Media Contact:	Investor Contact:
August 10, 2009	Bo Piela	Patrick Flanigan
	(617) 768-6579	(617) 768-6563

Genzyme Provides Update on Cerezyme Supply and 2009 Financial Information

CAMBRIDGE, Mass. – Genzyme Corporation (NASDAQ: GENZ) today provided an update on the impact of Cerezyme® (imiglucerase for injection) supply constraints on patient treatment regimens and on the company’s 2009 financial results.  The company’s Fabrazyme® (agalsidase beta) supply constraint period, Fabrazyme dose conservation guidelines for patients, and Fabrazyme financial guidance are unchanged.

Genzyme has been working to determine what portion of the work-in-process Cerezyme material that was unfinished when the company temporarily shut down its Allston facility may be finished and released.  Since the announcement of its second-quarter results on July 22, Genzyme has made the decision to discard approximately 80 percent of remaining work-in-process material.  This decision was made to minimize risk to the Allston plant and ensure that new supply will be available by the end of this year.

Manufacturing in Allston has resumed, and Genzyme has implemented additional viral monitoring procedures.  Half of the bioreactors at the plant are currently up and running and all are expected to be operational this month.  Genzyme expects to begin releasing new material from these production runs in November and December.

“Reaching a decision on the work-in-process material has been difficult for us as we balance the medical benefit of Cerezyme for patients with minimizing the risk to our newly cleaned Allston plant,” said Henri Termeer, CEO of Genzyme.  “In the end, we could not take the risk of processing material that has any possibility of re-contaminating the plant and setting back our ability to supply Cerezyme to patients.  Now that we have resumed production, we are focused on the road to recovery.”

Since the contamination occurred during the second quarter and the company decided to write off some of the work-in-process material prior to filing its second-quarter 10-Q report with the Securities and Exchange Commission, second-quarter financial information was adjusted accordingly.

Genzyme’s decision to discard the majority of the work-in-process material has resulted in a second-quarter write-off of approximately $8.4 million in addition to the $14.2 million write-off previously reported.  As a result, the company’s second-quarter GAAP net income is now $187.6 million or $0.68 per diluted share, compared with $192.2 million or $0.70 per diluted share reported on July 22.  Genzyme’s second-quarter non-GAAP net income is now $226.6 million or $0.82 per diluted share, compared with $232.5 million or $0.85 per diluted share previously reported.

The company continues to evaluate whether to finish the remaining work-in-process material.  If Genzyme does not finish and release any of the remaining material, the company would incur an additional write-off of approximately $2.7 million.  In addition, Genzyme is currently in discussions with regulatory authorities regarding the release of two lots of Cerezyme that were finished before the plant was shut down.  If these finished goods are not released, Genzyme will incur an additional write-off of $3.1 million.

As a result of the decision regarding the work-in-process material, Genzyme now expects its 2009 Cerezyme revenue, total revenue and GAAP/non-GAAP earnings per share to be at the low end of the guidance ranges provided on July 22, which were: Cerezyme revenue of $750 million – $1 billion; total revenue of $4.6 billion – $5 billion; GAAP EPS of $1.74 – $2.29 per diluted share; and non-GAAP EPS of $2.35 – $2.90 per diluted share.  Non-GAAP EPS excludes the impact of stock compensation expenses and acquisition-related items.  This guidance depends on the release of the two remaining finished Cerezyme lots but no work-in-process material.

Shipments of Fabrazyme were not put on hold following the shutdown of the Allston plant.   Dose conservation guidelines for Fabrazyme are in place worldwide to preserve supply during the anticipated 6-8 week period of constraint.  Product shipments are expected to resume in November and December.  Genzyme previously adjusted its Fabrazyme revenue guidance for this year to $510 million – $520 million from $560 million – $570 million.

Patient Access to Treatment

Following the shutdown of the Allston plant, Genzyme initially communicated voluntary Cerezyme treatment guidelines in conjunction with stakeholders from the physician and patient communities intended to preserve supply for the most vulnerable patients.  At that time, the company had projected a supply shortfall that would end in October.  As a result of the recent decision regarding the work-in-process material, Genzyme now projects a larger supply shortfall, lasting through the end of the year.  Cerezyme supply is expected to begin to normalize when newly produced product is released in late November and December.

In the United States, Genzyme last week implemented a dose conservation program to try to ensure that the most vulnerable patients continue to receive Cerezyme.  The company is now shipping Cerezyme only to two patient populations: patients with Gaucher disease type 1 who are 18 years of age or younger, and patients with Gaucher disease types 2 and 3.

As part of U.S. dose conservation, Genzyme has also created an emergency access program, through which physicians may apply to receive Cerezyme for patients who are in life-threatening situations.  Applications will be reviewed using criteria formulated in consultation with stakeholders from the physician and patient communities, and decisions will be made by a Genzyme medical committee with guidance from an independent group of physicians and patient representatives.  Patient access via this program will be determined by available inventories going forward.  Genzyme expects the U.S. dose conservation measures to remain in place until supply begins to normalize at the end of this year.  This dose conservation program depends on the release of the two remaining finished Cerezyme lots but no work in process material.

Outside of the United States, Genzyme is currently in discussions with regulatory authorities, physicians, and patient organizations to determine how to manage the supply of Cerezyme, and the company will begin shipping according to the revised inventory levels this week.

2

“These actions are intended to preserve inventory for the most vulnerable patients and to ensure global equity in this extremely challenging time for patients and physicians,” said Geoff McDonough, M.D., Genzyme’s senior vice president and general manager of lysosomal storage diseases.  “We are very focused on restoring normal production at Allston as quickly as possible.  In addition, we will move to rapidly provide access to our oral small-molecule therapy, Genz-112638, during this period.”

The company is currently recruiting patients for two global, multi-center, phase 3 trials of Genz-112638, a potential new oral therapy for Gaucher disease type 1.  The first, a randomized, double-blind, placebo-controlled study, will include untreated Gaucher disease patients.  It is expected to enroll 36 patients who will be treated for 9 months.  The second trial will be a randomized conversion study involving patients who have previously received Cerezyme, with an anticipated enrollment of more than 96 patients and a 9-month treatment period.  On July 31, Genzyme submitted to the FDA a treatment IND to potentially provide patients with early access to Genz-112638.

Construction continues on an additional manufacturing facility for Cerezyme and Fabrazyme in Framingham, Mass.  The plant is expected to be mechanically complete by the end of this year, and engineering and process validation runs will take place next year.  Regulatory approval is expected in mid-2011.  This plant, which will include four 2000 L bioreactors, will provide substantial additional capacity both to create ample backup inventory and to support the growth of the two products.  Genzyme has already hired approximately 100 people to complement existing staff associated with the start-up of this facility.

About Genzyme
One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases.  Since 1981, the company has grown from a small start-up to a diversified enterprise with more than 11,000 employees in locations spanning the globe and 2008 revenues of $4.6 billion.

With many established products and services helping patients in approximately 100 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences.  The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune disease, and diagnostic testing.  Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.

This press release contains forward-looking statements about Genzyme’s financial outlook and business, including without limitation its:  projected 2009 revenues for Cerezyme and total revenues for the company; YE 2009 EPS guidance; projections regarding the extent and duration of the Cerezyme supply constraint and duration of U.S. dose conservation measures; expectations for the timing of new Cerezyme supply; plans for clinical trials for Genz-112638; and expected timing for completion and FDA approval of a new manufacturing facility for Cerezyme and Fabrazyme.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those forecasted. These risks and uncertainties include, among others: that Genzyme does not release the two remaining two finished lots of Cerezyme; or that Genzyme does not further process the remaining Cerezyme work-in-process material; that Genzyme is unable to produce new Cerezyme and Fabrazyme in the expected timeframes due to concerns from regulatory authorities regarding production at the Allston facility, mechanical failures or other production problems, additional contamination or any other

3

reason; Genzyme is unable to successfully complete the development of Genz-112638 or is un able to secure regulatory approvals for the product; Genzyme is unable to obtain and maintain regulatory approvals for its products and manufacturing facilities, including new manufacturing capacity for Cerezyme and Fabrazyme; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption “Risk Factors” in Genzyme’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of today’s date and Genzyme undertakes no obligation to update or revise the statements.

Genzyme®, Cerezyme® and Fabrazyme® are registered trademarks of Genzyme Corporation or its subsidiaries.  All rights reserved.

Genzyme’s press releases and other company information are available at www.genzyme.com and by calling Genzyme’s investor information line at 1-800-905-4369 within the United States or 1-678-999-4572 outside the United States.

#     #     #

4

GENZYME CORPORATION (GENZ)

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total revenues	$1,228,510	$1,171,134	$2,377,381	$2,271,195

Operating costs and expenses:
Cost of products and services sold	350,523	300,330	646,335	572,643
Selling, general and administrative	354,128	347,305	672,089	665,691
Research and development	210,522	381,861	417,447	644,658
Amortization of intangibles	63,945	55,605	121,543	111,263
Contingent consideration expense	9,090	—	9,090	—
Total operating costs and expenses	988,208	1,085,101	1,866,504	1,994,255
Operating income	240,302	86,033	510,877	276,940

Other income (expenses):
Gain (loss) on investments in equity securities, net	(105)	9,153	(681)	9,928
Gain on acquisition of business	24,159	—	24,159	—
Other	(2,056)	582	(3,035)	1,073
Investment income	4,144	13,352	9,494	28,222
Interest expense	—	(1,149)	—	(2,804)
Total other income (expenses)	26,142	21,938	29,937	36,419
Income before income taxes	266,444	107,971	540,814	313,359
Provision for income taxes	(78,870)	(38,407)	(157,754)	(98,524)
Net income	$187,574	$69,564	$383,060	$214,835

Net income per share:
Basic	$0.69	$0.26	$1.42	$0.80

Diluted (1)	$0.68	$0.25	$1.39	$0.77

Weighted average shares outstanding:
Basic	269,958	266,904	270,406	267,127

Diluted (1)	274,852	284,262	276,225	285,028

All amounts herein are presented in accordance with GAAP and are provided for quantitative analysis only and should be read in conjunction with the text of the Earnings Release.  In addition, we believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  Please refer to our GAAP to Non-GAAP Reconciliations attached to the Earnings Releases for the above respective periods, which are filed as 8-K’s with the Securities and Exchange Commission at www.sec.gov.  The Non-GAAP financial measures are provided with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.

Please refer to our Form 10-Q’s and Form 10-K’s for an in-depth discussion and analysis of our results of operations and financial position and for detailed information regarding specific material transactions in a particular period.

(1)          Prior to January 1, 2009, in accordance with EITF 04-8, the shares issuable upon conversion of our $690.0 million in principal of 1.25% convertible senior notes were included in diluted weighted average shares outstanding for purposes of computing diluted earnings per share, unless the effect was anti-dilutive.  Accordingly, interest and debt fees related to these notes of $1.9 million, net of tax, for the three months ended June 30, 2008, and $3.8 million, net of tax, for the six months ended June 30, 2008 have been added back to net income, and approximately 9.7 million shares issuable upon conversion of these notes, prior to redemption, have been included in diluted weighted average shares outstanding.  There are no similar adjustments to the computation of diluted earnings per share for the three and six months ended June 30, 2009, because the notes were redeemed, primarily for cash, on December 1, 2008.

GENZYME CORPORATION (GENZ)

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	June 30,	December 31,
	2009	2008
Cash and all marketable securities	$1,049,383	$973,691
Other current assets	2,126,878	1,886,522
Property, plant and equipment, net	2,550,269	2,306,567
Intangibles, net	3,840,197	3,055,772
Other noncurrent assets	528,359	448,724
Total assets	$10,095,086	$8,671,276

Current liabilities	$1,116,001	$914,283
Noncurrent liabilities	1,198,616	451,000
Stockholders’ equity	7,780,469	7,305,993
Total liabilities and stockholders’ equity	$10,095,086	$8,671,276

GENZYME CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS AND CASH GENERATED

For the Three Months Ended June 30, 2009

(Amounts in thousands, except percentage and per share data)

			Bayer Acquisition Related					OTHER DISCRETE ITEMS
			Contingent	Gain on				(included in GAAP and Non-GAAP results)
	GAAP		Consideration	Acquisition	FAS 123R			Allston	Inventory
	As Reported		Expense	of Business	Expense	NON-GAAP (1)		Remediation	Fair Value Step-up
Income Statement Classification:

Total revenues		$1,228,510					$1,228,510

Cost of products and services sold		$(350,523)			$7,570		$(342,953)	$22,572	$6,639
Gross margin	71%	$877,987	$—	$—	$7,570	72%	$885,557	$22,572	$6,639

Selling, general and administrative		$(354,128)			$37,817		$(316,311)

Research and development		$(210,522)			$19,780		$(190,742)

Amortization of intangibles		$(63,945)					$(63,945)

Contingent consideration expense		$(9,090)	$9,090				$—

Gains (losses) on investments in equity securities		$(105)					$(105)

Gain on acquisition of business		$24,159		$(24,159)			$—

Other		$(2,056)					$(2,056)	$1,484

Investment income		$4,144					$4,144

Summary:

Income (loss) before income taxes		$266,444	$9,090	$(24,159)	$65,167		$316,542	$24,056	$6,639

(Provision for) benefit from income taxes	29.60%	$(78,870)	$(2,471)	$6,568	$(15,144)	28.41%	$(89,917)	$(6,114)	$(1,302)

Net income (loss)		$187,574	$6,619	$(17,591)	$50,023		$226,625	$17,942	$5,337

Net income (loss) per share:
Basic		$0.69	$0.02	$(0.07)	$0.19		$0.84	$0.07	$0.02

Diluted		$0.68	$0.02	$(0.06)	$0.18		$0.82	$0.07	$0.02

Weighted average shares outstanding:
Basic		269,958	269,958	269,958	269,958		269,958	269,958	269,958

Diluted		274,852	274,852	274,852	274,852		274,852	274,852	274,852

Non-GAAP Net Income							$226,625

Depreciation, net of tax							29,144

Proceeds from the issuance of common stock							18,982

Non-GAAP Cash Generated							$274,751

Notes:

(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the three months ended June 30, 2009.  We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future.  The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.  Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP.  Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding.  Therefore, earnings per share may not add across due to rounding.